Exhibit No. 99

For Immediate Release

REGIS REPORTS FOURTH QUARTER 2017 AND FULL-YEAR RESULTS

	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2017	2016	2017	2016
Consolidated Revenue	$424,200	$447,707	$1,691,888	$1,790,869
Consolidated Same-Store Sales Comps	0.4%	(1.4)%	(1.8)%	0.2%

Net Income/(Loss)	$1,253	$5,562	$(16,140)	$(11,316)
Earnings/(Loss) per Share	$0.03	$0.12	$(0.35)	$(0.23)
EBITDA	$22,691	$27,454	$68,114	$74,520

As Adjusted(1)
Net Income/(Loss), as Adjusted	$9,183	$5,541	$2,659	$3,089
Earnings/(Loss) per Share, as adjusted	$0.20	$0.12	$0.06	$0.06
EBITDA, as adjusted	$30,652	$27,433	$86,994	$90,590
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(1)    See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

MINNEAPOLIS, August 23, 2017 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is owning, operating and franchising hair salons, today reported fourth quarter 2017 net income of $1.3 million, or $0.03 per share as compared to net income of $5.6 million, or $0.12 per share in the fiscal fourth quarter of 2016. On an adjusted basis, the Company reported net income of $9.2 million, or $0.20 earnings per share versus net income of $5.5 million, or $0.12 earnings per share, for the same period last year.
Total revenue in the quarter of $424.2 million decreased $23.5 million, or 5.3%, while same-store sales were up 0.4%, compared to the prior year quarter. Fourth quarter adjusted EBITDA of $30.7 million, was $3.2 million, or 11.7% favorable year-over-year.
On a full year basis, the Company reported a net loss of $16.1 million, or $(0.35) per share as compared to a net loss of $11.3 million, or $(0.23) per share in the prior year. On an adjusted basis, net income was $2.7 million, or $0.06 earnings per share versus net income of $3.1 million, or $0.06 earnings per share, for the same period last year.
Total revenue for the year of $1,691.9 million decreased $99.0 million, or 5.5%, and same-store sales were down 1.8%, compared to the prior year. Adjusted EBITDA for the year of $87.0 million was down $3.6 million, or 4.0% on a year-over-year basis.

Hugh Sawyer, President and Chief Executive Officer, commented, “I am grateful for the efforts of our employees and franchise partners in 2017 and the loyalty of our guests and shareholders. Management is increasing the cadence of decision making required to restructure our portfolio, execute the operational turnaround of our company-owned salons and accelerate the growth of our franchise business. We expect the elements of our strategy to be transformational for our guests and employees and value-enhancing for our shareholders.”

New Segment Reporting Provides Improved Transparency
Beginning in the fourth quarter of fiscal year 2017, and in conjunction with the Company’s previously announced plans to focus on a performing portfolio of company-owned and franchised locations, the Company redefined its reportable segments. The new reportable segment structure, which provides increased transparency to the Company’s franchise business, is the basis on which the fourth quarter and full year 2017 results included within are presented. Comparable prior period results also reflect this change. The new reporting segments are: North American Value, North American Franchise, North American Premium and International salons.

Fourth Quarter Segment Results
North American Value

	Three Months Ended June 30,		Increase (Decrease)
(Dollars in millions)	2017	2016

Total Revenue	$320.3	$328.9	(2.6)%
Same-Store Sales Comps	1.6%	(0.4)%	200 bps
Year-over-Year Ticket change	4.4%
Year-over-Year Traffic change	(2.8)%

Gross Profit, as Adjusted(1)	134.2	136.6	(1.8)%
as a percent of revenue	41.9%	41.5%	40 bps

EBITDA, as Adjusted	41.0	37.7	8.6%
as a percent of revenue	12.8%	11.5%	130 bps

Salon counts	5,439	5,770	(331)
____________________________________
(1)    Gross profit, as Adjusted, excludes depreciation and amortization.

Fourth quarter revenue for the North American Value segment, which is comprised of SmartStyle, Supercuts, MasterCuts, and Signature Style concepts, decreased 2.6% versus the prior year to $320.3 million. The year-over-year decline in revenue was driven primarily by our mall based value brand, by the closure of unprofitable salons and the unfavorable impact of foreign currency partly offset by positive same-store sales increases of 1.6%.
Fourth quarter adjusted gross profit of $134.2 million decreased $2.4 million, or 1.8%, versus the same period last year. The primary drivers of the year-over-year decline were the decrease in salon counts and minimum wage increases, partly offset by same-store sales growth and favorable inventory shrink and usage rates.

Fourth quarter North American Value adjusted EBITDA totaled $41.0 million which was a $3.3 million, or 8.6%, increase versus the same period last year. The year-over-year increase was driven primarily by the closing of unprofitable salons and cost savings, partly offset by the gross profit decline.

North American Franchise

	Three Months Ended June 30,		Increase (Decrease)
(Dollars in millions)	2017	2016

Total Revenue	$21.2	$20.2	4.7%

EBITDA, as Adjusted	9.3	9.2	2.1%
as a percent of revenue	44.1%	45.2%	(110 bps)

Salon counts	2,633	2,496	137

Fourth quarter North American Franchise revenue was $21.2 million, a $1.0 million, or 4.7%, increase compared to the prior year quarter. Royalties and fees were $13.1 million, a $1.0 million, or 8.6%, increase versus the same period last year. Royalties increased 5.9% driven primarily by positive same-store revenue in the quarter and increased franchise salon counts. Initial franchise fees were up $0.5 million, or 46.0%, as the Company opened, or converted, a net 111 franchised locations in the quarter as compared to 57 in the prior year quarter.
Fourth quarter North American Franchise adjusted EBITDA of $9.3 million improved $0.1 million year-over-year, driven primarily by the increase in royalties and fees, partly offset by lower margins on product sales to franchisees and higher incentive costs.

North American Premium

	Three Months Ended June 30,		Increase (Decrease)
(Dollars in millions)	2017	2016

Total Revenue	$56.8	$67.8	(16.3)%
Same-Store Sales Comps	(4.1)%	(5.3)%	120 bps
Year-over-Year Ticket change	3.8%
Year-over-Year Traffic change	(7.9)%

Gross Profit, as Adjusted(1)	19.0	23.3	(18.4)%
as a percent of revenue	33.5%	34.3%	(80 bps)

EBITDA, as Adjusted	(1.7)	(0.7)	nm
as a percent of revenue	(2.9)%	(1.0)%	(190 bps)

Salon counts	559	694	(135)
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(1)    Gross profit, as Adjusted, excludes depreciation and amortization.

The North American Premium segment, which is comprised of the Company's predominantly mall-based Regis Salon brands and Vidal Sassoon North America salons, had fourth quarter revenue of $56.8 million,

an $11.1 million, or 16.3%, decrease versus the same period last year. The year-over-year decline was driven primarily by the closing of unprofitable salons and negative same-store sales of 4.1%.
Fourth quarter adjusted gross profit for the segment decreased $4.3 million, or 18.4%, versus the prior year quarter driven by salon closures, negative same-store sales, and minimum wage increases, partly offset by favorable inventory shrink and usage rates.
North American Premium fourth quarter adjusted EBITDA loss of $1.7 million increased $1.0 million as compared to the prior year quarter, driven primarily by the gross profit decline, partly offset by cost savings from closing of unprofitable salons.

International

	Three Months Ended June 30,		Increase (Decrease)
(Dollars in millions)	2017	2016

Total Revenue	$25.9	$30.8	(15.8)%
Same-Store Sales Comps	(5.1)%	(3.8)%	(130 bps)
Year-over-Year Ticket change	2.1%
Year-over-Year Traffic change	(7.2)%

Gross Profit, as Adjusted(1)	11.2	13.8	(18.7)%
as a percent of service and product revenue	43.5%	44.9%	(140 bps)

EBITDA, as Adjusted	0.4	0.1	nm
as a percent of revenue	1.7%	0.3%	140 bps

Salon counts	288	328	(40)
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(1)    Gross profit, as Adjusted, excludes depreciation and amortization.

International segment fourth quarter revenue of $25.9 million declined $4.9 million, or 15.8% versus the same period last year. The revenue decline was driven primarily by the closing of unprofitable salons and the unfavorable impact of foreign currency along with negative same-store sales of 5.1%.
Adjusted gross profit for the quarter decreased $2.6 million, or 18.7%, year-over-year to $11.2 million driven primarily by volume decreases from closed salons, unfavorable currency impact, negative same-store sales, stylist productivity, and inventory shrink and usage rates.
International fourth quarter adjusted EBITDA of $0.4 million was $0.3 million favorable to the same period last year. Operating expense reductions from the closing of unprofitable salons and purposeful cost savings, were partly offset by the gross profit decrease.

Other Corporate Updates
Strategic Alternatives
In May of this year, the Company announced it had retained Huron Transaction Advisory for financial advisory and investment banking services to assist in its review of strategic alternatives for its mall-based salons comprised of the Company's Regis Salons brands and its MasterCuts brand. The Company continues to make progress in its assessment of options for its mall-based salons.

120-Day Plan Update
The Company executed a number of initiatives during the fourth quarter, including a 120-day plan which consisted of several work streams that helped stabilize performance and establishes a platform for longer-term revenue and earnings growth in company-owned salons. The core components of the 120-day plan are focused on strategic pricing and improving the Company's performance by better aligning stylist scheduling and other company resources to forecasted demand while continuing to provide an exceptional guest experience. In addition, we are simplifying our business and disinvesting in certain programs that do not create value while focusing on our brands to drive traffic and grow revenues.

Deferred Tax Valuation Allowance Update
As a result of the Company's valuation allowance against most of its deferred tax assets, associated reported and as adjusted after-tax results are not comparable to prior periods.

•	Net income for the quarter of $1.3 million benefited by $0.8 million due to the deferred tax valuation allowance on income tax expense.

•	Fourth quarter earnings per share of $0.03 benefited by $0.02 per share due to the deferred tax valuation allowance on income tax expense.

Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to attached section titled "Non-GAAP Reconciliations". A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.

Earnings Webcast
Regis Corporation will host a conference call via webcast discussing fourth quarter results today, August 23, 2017, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate by phone by dialing (888) 490-2771 and entering access code 8255882. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 8255882.

About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of June 30, 2017, the Company owned, franchised or held ownership interests in 9,008 worldwide locations. Regis’ corporate and franchised locations operate under concepts such as Supercuts, SmartStyle, MasterCuts, Regis Salons, Sassoon Salon, Cost

Cutters, Roosters and First Choice Haircutters. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:
http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

CONTACT: REGIS CORPORATION:
Paul Dunn
VP, Finance and Investor Relations, 952-947-7915

This press release contains or may contain "forward-looking statements" within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, "may," "believe," "project," "forecast," "expect," "estimate," "anticipate," and "plan." In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the continued ability of the Company to implement its strategy, priorities and initiatives; our ability to attract, train and retain talented stylists; financial performance of our franchisees; acceleration of sale of certain salons to franchisees; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic; changes in regulatory and statutory laws including increases in minimum wages; our ability to manage cyber threats and protect the security of sensitive information about our guests, employees, vendors or Company information; reliance on information technology systems; reliance on external vendors; consumer shopping trends and changes in manufacturer distribution channels; competition within the personal hair care industry; changes in tax exposure; changes in healthcare; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants; changes in economic conditions; changes in consumer tastes and fashion trends; exposure to uninsured or unidentified risks; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A of our annual report or Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION (NYSE: RGS)
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)

	(Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Service	$329,510	$348,912	$1,307,732	$1,383,663
Product	81,470	86,706	335,865	359,683
Royalties and fees	13,220	12,089	48,291	47,523
	424,200	447,707	1,691,888	1,790,869
Operating expenses:
Cost of service	211,502	216,702	838,192	868,188
Cost of product	38,442	42,921	166,344	179,341
Site operating expenses	41,458	44,807	168,439	182,952
General and administrative	43,722	43,479	174,502	178,033
Rent	67,010	73,605	279,288	297,271
Depreciation and amortization	17,354	15,593	66,327	67,470
Total operating expenses	419,488	437,107	1,693,092	1,773,255

Operating income (loss)	4,712	10,600	(1,204)	17,614

Other (expense) income:
Interest expense	(2,177)	(2,176)	(8,703)	(9,317)
Interest income and other, net	656	1,261	3,072	4,219

Income (loss) before income taxes and equity in loss of affiliated companies	3,191	9,685	(6,835)	12,516

Income taxes	(1,907)	(4,123)	(9,224)	(9,049)
Equity in loss of affiliated companies, net of income taxes	(31)	—	(81)	(14,783)

Net income (loss)	$1,253	$5,562	$(16,140)	$(11,316)

Net income (loss) per share:
Basic and diluted	$0.03	$0.12	$(0.35)	$(0.23)

Weighted average common and common equivalent shares outstanding:
Basic	46,527	46,289	46,359	48,542
Diluted	46,762	46,706	46,359	48,542

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REGIS CORPORATION (NYSE: RGS)
CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except per share data)

	June 30, 2017	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$172,396	$147,346
Receivables, net	23,475	24,691
Inventories	122,104	134,212
Other current assets	52,172	51,765
Total current assets	370,147	358,014

Property and equipment, net	146,994	183,321
Goodwill	416,987	417,393
Other intangibles, net	13,634	15,185
Other assets	63,726	62,019
Total assets	$1,011,488	$1,035,932

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56,049	$59,884
Accrued expenses	122,013	135,431
Total current liabilities	178,062	195,315

Long-term debt	120,599	119,606
Other noncurrent liabilities	204,606	201,610
Total liabilities	503,267	516,531

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding, 46,400,367 and 46,154,410 common shares at June 30, 2017 and 2016, respectively	2,320	2,308
Additional paid-in capital	214,109	207,475
Accumulated other comprehensive income	3,336	5,068
Retained earnings	288,456	304,550
Total shareholders’ equity	508,221	519,401
Total liabilities and shareholders’ equity	$1,011,488	$1,035,932

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REGIS CORPORATION (NYSE: RGS)
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
(Dollars in thousands)

	(Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Net income (loss)	$1,253	$5,562	$(16,140)	$(11,316)
Other comprehensive income (loss):
Foreign currency translation adjustments during the period	2,701	525	(1,889)	(4,276)
Recognition of deferred compensation	179	(162)	157	(162)
Other comprehensive income (loss)	2,880	363	(1,732)	(4,438)
Comprehensive income (loss)	$4,133	$5,925	$(17,872)	$(15,754)

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REGIS CORPORATION (NYSE: RGS)
CONSOLIDATED STATEMENT OF CASH FLOW
(Dollars in thousands)

	Twelve Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(16,140)	$(11,316)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	54,961	56,992
Equity in loss of affiliated companies	81	14,783
Deferred income taxes	7,962	7,023
Gain from sale of salon assets, net	(492)	(1,000)
Loss on write down of inventories	5,905	—
Salon asset impairments	11,366	10,478
Stock-based compensation	13,142	9,797
Amortization of debt discount and financing costs	1,403	1,514
Other non-cash items affecting earnings	935	310
Changes in operating assets and liabilities(1):
Receivables	724	(577)
Inventories	4,010	(7,109)
Income tax receivable	(535)	501
Other current assets	820	(460)
Other assets	(2,586)	(1,133)
Accounts payable	(684)	(4,624)
Accrued expenses	(13,667)	(14,280)
Other noncurrent liabilities	(7,150)	(5,113)
Net cash provided by operating activities	60,055	55,786

Cash flows from investing activities:
Capital expenditures	(33,843)	(31,117)
Proceeds from sale of salon assets	2,253	1,740
Change in restricted cash	1,123	9,042
Proceeds from company-owned life insurance policies	876	2,948
Proceeds from sale of investment	500	—
Net cash used in investing activities	(29,091)	(17,387)

Cash flows from financing activities:
Repayments of long-term debt and capital lease obligations	—	(2)
Repurchase of common stock	—	(101,035)
Purchase of noncontrolling interest	—	(760)
Employee taxes paid for shares withheld	(3,698)	(754)
Settlement of equity awards	(3,151)	—
Net cash used in financing activities	(6,849)	(102,551)

Effect of exchange rate changes on cash and cash equivalents	935	(781)

Increase (decrease) in cash and cash equivalents	25,050	(64,933)

Cash and cash equivalents:
Beginning of period	147,346	212,279
End of period	$172,396	$147,346
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(1)	Changes in operating assets and liabilities exclude assets and liabilities sold or acquired.

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SAME-STORE SALES (1):

	For the Three Months Ended
	June 30, 2017			June 30, 2016
	Service	Retail	Total	Service	Retail	Total
SmartStyle	2.8%	0.7%	2.1%	0.8%	3.8%	1.7%
Supercuts	3.2	(2.3)	2.7	0.0	(0.9)	(0.1)
MasterCuts	(0.3)	(2.5)	(0.7)	(5.6)	(8.9)	(6.2)
Other Value	0.7	1.0	0.7	(1.6)	(3.5)	(1.8)
North American Value	2.0%	0.2%	1.6%	(0.7)%	1.0%	(0.4)%

North American Premium	(3.7)%	(6.1)%	(4.1)%	(4.9)%	(7.5)%	(5.3)%

International	(3.6)%	(9.9)%	(5.1)%	(3.3)%	(5.4)%	(3.8)%

Consolidated	0.8%	(1.3)%	0.4%	(1.6)%	(0.8)%	(1.4)%

	For the Twelve Months Ended
	June 30, 2017			June 30, 2016
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(0.1)%	(1.2)%	(0.4)%	3.0%	4.4%	3.4%
Supercuts	0.9	(4.3)	0.4	1.6	5.7	2.0
MasterCuts	(3.4)	(4.5)	(3.6)	(4.5)	(3.7)	(4.4)
Other Value	(1.4)	(1.1)	(1.4)	(0.4)	1.8	(0.2)
North American Value	(0.5)%	(1.7)%	(0.8)%	0.8%	3.4%	1.3%

North American Premium	(5.2)%	(9.3)%	(5.9)%	(3.5)%	(5.4)%	(3.8)%

International	(3.8)%	(10.7)%	(5.7)%	(1.3)%	(4.7)%	(2.3)%

Consolidated	(1.4)%	(3.4)%	(1.8)%	—%	1.3%	0.2%
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(1) Same-store sales are calculated on a daily basis as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and fiscal year same-store sales are the sum of the same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. International same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

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REGIS CORPORATION (NYSE: RGS)
System-wide location counts

	June 30, 2017	June 30, 2016
COMPANY-OWNED SALONS:

SmartStyle in Walmart Stores	2,652	2,683
Supercuts	980	1,053
MasterCuts	339	430
Other Value	1,468	1,604
Regis salons	559	694
Total North American Salons (1)	5,998	6,464
Total International Salons (2)	275	328
Total Company-owned Salons	6,273	6,792

FRANCHISE SALONS:

SmartStyle in Walmart Stores (3)	62	11
Cost Cutters in Walmart Stores	114	114
Supercuts	1,687	1,579
Other Value	770	792
Total North American Salons	2,633	2,496
Total International Salons (2)	13	—
Total Franchise Salons	2,646	2,496

OWNERSHIP INTEREST LOCATIONS:

Equity ownership interest locations	89	195

Grand Total, System-wide	9,008	9,483
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(1) The North American Value operating segment is comprised primarily of the SmartStyle, Supercuts, MasterCuts and Other Value salon brands. The North American Premium operating segment is comprised primarily of the Regis salon brands.
(2) Canadian and Puerto Rican salons are included in the North American salon totals.
(3) Franchised SmartStyle salons in Walmart stores includes salons originally opened as Magicuts locations in Canadian Walmart stores that were rebranded to SmartStyle.

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating income (loss), net income (loss), net income (loss) per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are located in the Investor Information section of the corporate website at www.regiscorp.com.

Non-GAAP reconciling items for the three and twelve months ended June 30, 2017 and 2016:

The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•	Salon tools write-off.

•	Professional fees.

•	Severance expense.

•	CEO transition costs.

•	Expense associated with legal settlements.

•	Gain on life insurance proceeds.

•	Expense associated with legal cases.

•	Expenses associated with financing arrangements.

•	Other than temporary impairment associated with our investment in Empire Education Group (EEG).

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures (Unaudited)
(Dollars in thousands, except per share data)

Reconciliation of U.S. GAAP operating income (loss) and net income (loss) to equivalent non-GAAP measures
		Three Months Ended June 30,		Twelve Months Ended June 30,
	U.S. GAAP financial line item	2017	2016	2017	2016
U.S. GAAP revenue		$424,200	$447,707	$1,691,888	$1,790,869

U.S. GAAP operating income (loss)		$4,712	$10,600	$(1,204)	$17,614

Non-GAAP operating expense adjustments (1):
Salon tools write-off	Cost of service	5,527	—	5,527	—
Salon tools write-off	Site operating expenses	378	—	378	—
Professional fees	General and administrative	1,121	—	2,831	145
Severance	General and administrative	583	—	8,437	—
CEO transition costs	General and administrative	321	—	321	—
Legal settlements	General and administrative	—	—	1,405	—
Gain on life insurance proceeds	General and administrative	—	—	(100)	(1,220)
Legal fees	General and administrative	—	(21)	—	1,561
Financing arrangements expense	General and administrative	—	—	—	801
Non-GAAP operating adjustments		7,930	(21)	18,799	1,287
Non-GAAP operating income (2)		$12,642	$10,579	$17,595	$18,901

U.S. GAAP net income (loss)		$1,253	$5,562	$(16,140)	$(11,316)

Non-GAAP net income (loss) adjustments:
Non-GAAP operating expense adjustments		7,930	(21)	18,799	1,287
Financing arrangements expense	Interest expense	—	—	—	164
EEG impairment	Equity in loss of affiliated companies, net of income taxes	—	—	—	12,954
Total non-GAAP net income (loss) adjustments		7,930	(21)	18,799	14,405
Non-GAAP net income (2)		$9,183	$5,541	$2,659	$3,089
____________________________________
Notes:

(1)	As a result of the valuation allowance, non-GAAP adjustments are not tax effected.

(2)
Adjusted operating margins for the three months ended June 30, 2017, and 2016, were 3.0% and 2.4%, respectively, and were 1.0% and 1.1% for the twelve months ended June 30, 2017 and 2016, respectively, and are calculated as non-GAAP operating income divided by U.S. GAAP revenue for each respective period.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net income (loss) per diluted share to non-GAAP net income per diluted share
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
U.S. GAAP net income (loss) per diluted share (1)	$0.027	$0.119	$(0.348)	$(0.233)
Salon tools write-off	0.126	—	0.125	—
Professional fees	0.024	—	0.060	0.003
Severance	0.012	—	0.179	—
CEO transition costs	0.007	—	0.007	—
Legal settlements	—	—	0.030	—
Gain on life insurance proceeds	—	—	(0.002)	(0.025)
Legal fees	—	—	—	0.032
Financing arrangements expense	—	—	—	0.020
EEG impairment and deferred tax asset valuation allowance	—	—	—	0.264
Impact of change in weighted average shares	—	—	0.005	0.002
Non-GAAP net income per diluted share (2)	$0.196	$0.119	$0.056	$0.063

U.S. GAAP Weighted average shares - basic	46,527	46,289	46,359	48,542
U.S. GAAP Weighted average shares - diluted	46,762	46,706	46,359	48,542
Non-GAAP Weighted average shares - diluted (3)	46,762	46,706	47,088	48,989
____________________________________
Notes:

(1)
For the three months ended June 30, 2017, the $1.9 million income tax expense includes $1.3 million of non-cash tax benefits on certain indefinite-lived assets that the Company cannot recognize for reporting purposes. For the twelve months ended June 30, 2017, the $9.2 million of income tax expense includes $7.7 million of non-cash tax benefits on certain indefinite-lived assets. The presence of a valuation allowance, including the non-cash tax expense on certain indefinite-lived assets, affects comparability of income tax expense, as adjusted and will cause our effective tax rate to fluctuate from quarter to quarter. For the three months ended June 30, 2017, the Company evaluated GAAP diluted EPS with and without the presence of the valuation allowance and calculated an impact of $(0.02) per share. Diluted EPS, as adjusted, without the presence of the valuation allowance, was $0.12 and $0.18 for the three months ended June 30, 2017 and 2016, respectively, representing a decrease of $0.06 per diluted share. As a result of the valuation allowance, non-GAAP adjustments are not tax effected.

(2)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

(3)
Non-GAAP net income (loss) per share reflects the weighted average shares associated with non-GAAP net income (loss), which may include the dilutive effect of common stock and convertible share equivalents.

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REGIS CORPORATION
Reconciliation by reportable segment of reported U.S. GAAP net income (loss) to adjusted EBITDA, a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net income (loss) for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding equity in loss of affiliated companies, and identified items impacting comparability for each respective period. For the three and twelve months ended June 30, 2017 and 2016, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impact of the income tax provision adjustments associated with the above items is already included in the U.S. GAAP reported net income (loss) to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA. The impact of the impairment on the Company's investment in EEG is already included by excluding the impact of the Company’s equity in loss of affiliated companies, net of taxes, as reported.

	Three Months Ended June 30, 2017
	North American Value	North American Franchise	North American Premium	International	Corporate	Consolidated
Consolidated reported net income (loss), as reported (U.S. GAAP)	$23,418	$9,252	$(4,168)	$(272)	$(26,977)	$1,253
Interest expense, as reported	—	—	—	—	2,177	2,177
Income taxes, as reported	—	—	—	—	1,907	1,907
Depreciation and amortization, as reported	12,012	89	2,153	712	2,388	17,354
EBITDA (as defined above)	$35,430	$9,341	$(2,015)	$440	$(20,505)	$22,691

Equity in loss of affiliated companies, net of income taxes, as reported	—	—	—	—	31	31
Salon tools write-off	5,563	—	342	—	—	5,905
Professional fees	—	—	—	—	1,121	1,121
Severance	—	—	—	—	583	583
CEO transition costs	—	—	—	—	321	321
Adjusted EBITDA, non-GAAP financial measure	$40,993	$9,341	$(1,673)	$440	$(18,449)	$30,652

	Three Months Ended June 30, 2016
	North American Value	North American Franchise	North American Premium	International	Corporate	Consolidated
Consolidated reported net income (loss), as reported (U.S. GAAP)	$26,641	$9,059	$(1,893)	$(752)	$(27,493)	$5,562
Interest expense, as reported	—	—	—	—	2,176	2,176
Income taxes, as reported	—	—	—	—	4,123	4,123
Depreciation and amortization, as reported	11,098	92	1,198	830	2,375	15,593
EBITDA (as defined above)	$37,739	$9,151	$(695)	$78	$(18,819)	$27,454

Equity in loss of affiliated companies, net of income taxes, as reported	—	—	—	—	—	—
Legal fees	—	—	—	—	(21)	(21)
Adjusted EBITDA, non-GAAP financial measure	$37,739	$9,151	$(695)	$78	$(18,840)	$27,433

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REGIS CORPORATION
Reconciliation by reportable segment of reported U.S. GAAP net income (loss) to adjusted EBITDA, a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended June 30, 2017
	North American Value	North American Franchise	North American Premium	International	Corporate	Consolidated
Consolidated reported net income (loss), as reported (U.S. GAAP)	$83,557	$34,159	$(18,341)	$(1,922)	$(113,593)	$(16,140)
Interest expense, as reported	—	—	—	—	8,703	8,703
Income taxes, as reported	—	—	—	—	9,224	9,224
Depreciation and amortization, as reported	45,737	357	8,260	2,515	9,458	66,327
EBITDA (as defined above)	$129,294	$34,516	$(10,081)	$593	$(86,208)	$68,114

Equity in loss of affiliated companies, net of income taxes, as reported	—	—	—	—	81	81
Salon tools write-off	5,563	—	342	—	—	5,905
Professional fees	—	—	—	—	2,831	2,831
Severance	—	—	—	—	8,437	8,437
CEO transition costs	—	—	—	—	321	321
Legal settlements	—	—	—	—	1,405	1,405
Gain on life insurance proceeds	—	—	—	—	(100)	(100)
Adjusted EBITDA, non-GAAP financial measure	$134,857	$34,516	$(9,739)	$593	$(73,233)	$86,994

	Twelve Months Ended June 30, 2016
	North American Value	North American Franchise	North American Premium	International	Corporate	Consolidated
Consolidated reported net income (loss), as reported (U.S. GAAP)	$96,170	$33,846	$(12,796)	$(1,882)	$(126,654)	$(11,316)
Interest expense, as reported	—	—	—	—	9,317	9,317
Income taxes, as reported	—	—	—	—	9,049	9,049
Depreciation and amortization, as reported	46,313	363	7,892	2,843	10,059	67,470
EBITDA (as defined above)	$142,483	$34,209	$(4,904)	$961	$(98,229)	$74,520

Equity in loss of affiliated companies, net of income taxes, as reported	—	—	—	—	14,783	14,783
Professional fees	—	—	—	—	145	145
Gain on life insurance proceeds	—	—	—	—	(1,220)	(1,220)
Legal fees	—	—	31	—	1,530	1,561
Financing arrangements expense	—	—	—	—	801	801
Adjusted EBITDA, non-GAAP financial measure	$142,483	$34,209	$(4,873)	$961	$(82,190)	$90,590

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REGIS CORPORATION
Reconciliation by reportable segment of reported U.S. GAAP gross profit (excluding depreciation and amortization) to adjusted gross profit (excluding depreciation and amortization), a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)
Gross profit
The Company defines gross profit as service and product revenues less cost of service and cost of product, excluding depreciation and amortization. Non-GAAP gross profit is gross profit, as defined by the Company, adjusted for items impacting comparability for each respective period.

	Three Months Ended June 30, 2017
	North American Value	North American Franchise	North American Premium	International	Corporate	Consolidated
Revenues:
Service	$261,228	$—	$47,638	$20,644	$—	$329,510
Product	59,107	8,069	9,122	5,172	—	81,470
	320,335	8,069	56,760	25,816	—	410,980

Cost of service	165,635	—	33,946	11,921	—	211,502
Cost of product	25,729	5,909	4,135	2,669	—	38,442
	191,364	5,909	38,081	14,590	—	249,944

U.S. GAAP gross profit(1)	$128,971	$2,160	$18,679	$11,226	$—	$161,036

Non-GAAP gross profit adjustments:
Salon tools write-off	5,207	—	320	—	—	5,527
Non-GAAP gross profit(1)	$134,178	$2,160	$18,999	$11,226	$—	$166,563
____________________________________
(1)    Gross profit excludes depreciation and amortization.

	Three Months Ended June 30, 2016
	North American Value	North American Franchise	North American Premium	International	Corporate	Consolidated
Revenues:
Service	$267,888	$—	$56,713	$24,311	$—	$348,912
Product	61,012	8,152	11,097	6,445	—	86,706
	328,900	8,152	67,810	30,756	—	435,618

Cost of service	164,227	—	39,110	13,365	—	216,702
Cost of product	28,049	5,865	5,423	3,584	—	42,921
	192,276	5,865	44,533	16,949	—	259,623

U.S. GAAP and Non-GAAP gross profit(1)	$136,624	$2,287	$23,277	$13,807	$—	$175,995
____________________________________
(1)    Gross profit excludes depreciation and amortization.

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REGIS CORPORATION
Reconciliation by reportable segment of reported U.S. GAAP gross profit (excluding depreciation and amortization) to adjusted gross profit (excluding depreciation and amortization), a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended June 30, 2017
	North American Value	North American Franchise	North American Premium	International	Corporate	Consolidated
Revenues:
Service	$1,035,900	$—	$200,732	$71,100	$—	$1,307,732
Product	244,500	30,548	40,769	20,048	—	335,865
	1,280,400	30,548	241,501	91,148	—	1,643,597

Cost of service	657,013	—	140,743	40,436	—	838,192
Cost of product	112,156	22,640	20,571	10,977	—	166,344
	769,169	22,640	161,314	51,413	—	1,004,536

U.S. GAAP gross profit	$511,231	$7,908	$80,187	$39,735	$—	$639,061

Non-GAAP gross profit adjustments:
Salon tools write-off	5,207	—	320	—	—	5,527
Non-GAAP gross profit	$516,438	$7,908	$80,507	$39,735	$—	$644,588

	Twelve Months Ended June 30, 2016
	North American Value	North American Franchise	North American Premium	International	Corporate	Consolidated
Revenues:
Service	$1,064,109	$—	$233,520	$86,034	$—	$1,383,663
Product	252,301	31,406	49,918	26,058	—	359,683
	1,316,410	31,406	283,438	112,092	—	1,743,346

Cost of service	659,140	—	161,466	47,582	—	868,188
Cost of product	117,464	23,086	24,573	14,218	—	179,341
	776,604	23,086	186,039	61,800	—	1,047,529

U.S. GAAP and Non-GAAP gross profit	$539,806	$8,320	$97,399	$50,292	$—	$695,817

REGIS CORPORATION
Reconciliation of reported U.S. GAAP revenue change to same-store sales (Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Revenue decline, as reported (U.S. GAAP)	(5.3)%	(3.3)%	(5.5)%	(2.5)%
Effect of new stores and conversions	(0.4)	(0.5)	(0.4)	(0.5)
Effect of closed salons	4.8	2.6	3.5	2.7
Foreign currency	1.0	0.7	0.8	1.2
Other	0.3	(0.9)	(0.2)	(0.7)
Same-store sales, non-GAAP	0.4%	(1.4)%	(1.8)%	0.2%

– end –